UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2025 (October 16, 2025)

Nano Nuclear Energy Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-42044	88-0861977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Times Square, 30th Floor

New York, New York 10018

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 634-9206

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	NNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

Item 8.01 Other Information

Reference is made to two Current Reports on Form 8-K filed by Nano Nuclear Energy Inc., a Nevada corporation (the “Company”), on January 14, 2025 and August 20, 2025 (the “Prior 8-Ks”). The Prior 8-Ks describe the Company’s efforts and related transactions associated with its acquisition from the Sellers (as defined below) of the Company’s KRONOS MMRTM Energy System and LOKI MMRTM reactor and related assets, including a license application (the “Chalk River License Application”) with the Canadian Nuclear Safety Commission (“CNSC”) associated with a KRONOS MMRTM reactor demonstration project at Chalk River Laboratories located in Ontario, Canada (the “Chalk River Project”). Readers are advised to review the Prior 8-Ks for background information on the matters addressed in this Current Report.

As previously disclosed in the Prior 8-Ks, on December 18, 2024, Ultra Safe Nuclear Corporation, a Delaware corporation, Ultra Safe Nuclear Corporation – Technologies, a Washington corporation, USNC Holdings, LLC, a Washington limited liability company, Global First Power Limited, a Canadian corporation (“GFPL”), and USNC-Power, Ltd., a British Columbia corporation (collectively, “Sellers”), entered into an Asset Purchase Agreement with the Company, pursuant to which the Company agreed to acquire certain assets of Sellers relating to the Company’s KRONOS MMRTM Energy System and its LOKI MMRTM reactor (the “USNC Assets”) for a total purchase price of $8,500,000 in cash (the “Purchase Price”). The USNC Assets included certain Canadian contracts, intellectual property rights, certain demonstration projects and entity equity interests (the “Canadian Assets”); however, the assignment of certain Canadian Assets (notably, the Chalk River License Application) (the “Consent Assets”), required the prior consent of Canadian government agencies (the “Canadian Consents”). Therefore, due to the necessity of obtaining the Canadian Consents and certain due diligence concerns regarding the potential for assuming unknown liabilities associated with the Consent Assets, the Company (i) did not formally acquire the Consent Assets, (ii) assigned the right to acquire the Consent Assets to certain entities (the “Yu Entities”) owned by the Company’s Chairman and President, Jay Jiang Yu, and (iii) entered into an option agreement with the Yu Entities (the “Yu Option Agreement”) to acquire the Consent Assets from the Yu Entities (should such entities acquire the Consent Assets following receipt of the Canadian Consents) for nominal consideration as described in the Prior 8-Ks. The closing of the acquisition of the USNC Assets, including the Canadian Assets which were not Consent Assets (consisting of Canadian intellectual property rights) (the “USNC Closing”), and the Company’s entry into the Yu Option Agreement, occurred on January 10, 2025. At the USNC Closing, the Sellers and the Company established an escrow for a portion of the Purchase Price in the amount of $250,000 which, at the sole election of the Company at any time after 90 days of the USNSC Closing, would be returned to the Company if all of the Canadian Consents were not obtained within 90 days of the USNC Closing. It was agreed that if such escrow amount was returned to the Company, the Company would forfeit all rights to the Consent Assets.

Also, as previously disclosed in the Prior 8-Ks, following its acquisition of the USNC Assets, the Company ascertained through due diligence and discussions with CNSC that to best proceed with the Chalk River Project and maintain the validity of the Chalk River License Application, the Company would need to acquire GFPL itself. Accordingly, on August 14, 2025, The RPWI Liquidating Trust, a Delaware liquidating trust (the “Liquidating Trust”) created pursuant to the Sellers’ plan of liquidation in bankruptcy (the “Plan”) confirmed by pursuant to a court order (the “Confirmation Order”) issued by the Bankruptcy Court overseeing Sellers’ bankruptcy (the “Bankruptcy Court”), GFPL, the Company and Kronos MMR Inc., a Nevada corporation and a wholly owned subsidiary of the Company (“KRONOS MMR”), entered into a Purchase Agreement (the “GFPL Purchase Agreement”) pursuant to which KRONOS MMR agreed to purchase all of the equity interests of GFPL and any other assets of GFPL that are specified in the GFPL Purchase Agreement (including the rights to the Chalk River License Application), free and clear of all liens, claims, encumbrances and other interests.

In consideration of such acquisition, KRONOS MMR assumed an amount equal to $641,206.61, which was the current liability owed by GFPL to the CNSC for pre-petition bankruptcy claims (the “CSNC Liability”), plus any other amounts payable to CNSC for the Chalk River License Application which first arise and relate to, or become due and payable in the ordinary course after the closing of such acquisition (together, with the CSNC Liability, the “Assumed Liabilities”). In addition, KRONOS MMR agreed to a $15,000 expense reimbursement allowance payable to the trustee of the Liquidating Trust (the “Expense Reimbursement”). Other than the Assumed Liabilities, neither the Company nor GFPL will have any responsibility or liability for any liabilities of GFPL or the Liquidating Trust and/or their affiliates, including any pre-petition liabilities of GFPL in accordance with the Plan and Confirmation Order, and other than the Assumed Liabilities and the Expense Reimbursement, no other cash or other consideration is required to be paid by KRONOS MMR or the Company in connection with the transactions contemplated by the GFPL Purchase Agreement (such transactions the “GFPL Transaction”). The GFPL Agreement and the GFPL Transaction were approved by the Bankruptcy Court on September 2, 2025.

On October 16, 2025, the closing of the GFPL Transaction occurred. At such closing, the Company funded the Expense Reimbursement using cash on hand and assumed the CSNC Liability, which the Company intends to pay in full using cash on hand in the near future. As a result, neither the Yu Entities nor the Company formally acquired the Consent Assets, and given the Company’s subsequent due diligence and discussions with CNSC following its acquisition of the USNC Assets, the Company has determined that (i) its acquisition of GFPL provides the Company with all of the rights and assets required from USNC to progress the Chalk River Project, (ii) the Consent Assets subject to the Yu Option Agreement are immaterial to the Company’s plans and need not be acquired, with the result that the Company expects to terminate the Yu Option Agreement and (iii) given that the Canadian Consents were not obtained on a timely basis, the Company intends to seek a return of the $250,000 escrow amount and forfeit its rights to the Consent Assets as described above.

The KRONOS MMRTM Energy System is the Company’s lead microreactor development project. Enabled by the Company’s acquisition of the Chalk River License Application as described above, the Company is now concurrently advancing KRONOS MMRTM construction, demonstration and regulatory activities in both the U.S. and Canada through the Chalk River Project and through the Company’s collaboration with the University of Illinois Urbana-Champaign. The Company believes this dual track approach could facilitate regulatory licensing activities in both the U.S. and Canada. The Company’s goal is to be the first company in the U.S. and Canada to build and gain regulatory approval for a full scale modular microreactor, with the ultimate goal of deploying and operating KRONOS MMRTM reactors across North America and, in time, globally.

On October 22, 2025, the Company issued a press release regarding the closing of the GFPL Transaction. Such press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
99.1	Press release of the Company, dated October 22, 2025, regarding the Company’s acquisition of GFPL.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2025	NANO Nuclear Energy Inc.

	By:	/s/ Jaisun Garcha
	Name:	Jaisun Garcha
	Title:	Chief Financial Officer